SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2002

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code) (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     Other Events.

In a press release dated January 17, 2002, Compaq Computer Corporation (“Compaq”) (NYSE: CPQ) announced that it has established a record date for a special meeting of its shareowners to consider and vote upon the proposal to approve and adopt the Merger Agreement between Hewlett-Packard Company and Compaq and to approve the proposed business combination with Hewlett-Packard. Compaq shareowners of record at the close of business on Monday, January 28, 2002, will be entitled to notice of the special meeting and to vote on the proposal. The press release, dated January 17, 2002, is attached as Exhibit 99.1.

Compaq's web site (www.compaq.com) contains a significant amount of information about Compaq, including financial and other information for investors. Compaq encourages investors to visit its web site from time to time, as information is updated and new information is posted.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

Exhibit 99.1     Press Release dated January 17, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: January 17, 2002	By: /s/ Sarah McConnell Sarah McConnell, Assistant Secretary

Exhibit Index

                 Exhibit No.                        Description

                     99.1                       Press Release dated January 17, 2002